As filed with the Securities and Exchange Commission on September 2, 2008
                                                 Registration No. 333-122455

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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ____________

                                    FORM S-8
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 _____________

                       DIALYSIS CORPORATION OF AMERICA
           (Exact name of registrant as specified in its charter)

            Florida                                          59-1757642
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                         1302 Concourse Drive, Suite 204
                            Linthicum, Maryland 21090
                    (Address of Principal Executive Offices)

           1999 STOCK INCENTIVE PLAN OF DIALYSIS CORPORATION OF AMERICA
                             (Full title of the plan)

                                 _____________

          Stephen W. Everett                                Copy to:
  President and Chief Executive Officer
    Dialysis Corporation of America                  Lawrence E. Jaffe, Esq.
    1302 Concourse Drive, Suite 204                     Jaffe & Falk, LLC
       Linthicum, Maryland 21090                       2337 West 76th Street
(Name and address for agent of service)               Hialeah, Florida 33016

                                (410) 694-0500
         (Telephone number, including area code, for agent of service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer   [ ]              Accelerated filer   [ ]
Non-accelerated filer   [ ]                Smaller reporting company   [ ]

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

                         TERMINATION OF REGISTRATION

     On February 1, 2005, Dialysis Corporation of America ("DCA") filed a registration statement on Form S-8 (Registration No. 333-122455) with the Securities and Exchange Commission to register 62,000 shares of its common stock, $.01 par value (the "Common Stock") for issuance upon exercise of options for such shares held by nine key employees. All the options have been exercised and the registration statement has been completed.

     Based on the foregoing, pursuant to this post-effective amendment no. 1, DCA terminates the Form S-8 registration statement (Registration No. 333-122455) as of this date.

                                SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on September 2, 2008.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Stephen W. Everett
                                       By:__________________________________
                                          Stephen W. Everett
                                          President and Chief Executive
                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                Title                                  Date
----------                -----                                  ----
                          Chairman of the Board
/s/ Thomas K. Langbein    of Directors                     September 2, 2008
------------------------
Thomas K. Langbein

                          President and Chief Executive
/s/ Stephen W. Everett    Officer and Director (Principal) September 2, 2008
------------------------  Executive Officer)
Stephen W. Everett

                          Vice President, Finance and Chief
/s/ Andrew J. Jeanneret   Financial Officer (Principal     September 2, 2008
------------------------  Financial Officer
Andrew J. Jeanneret

            *             Vice President and Chief Accounting
------------------------  Officer (Principal Accounting Officer)
Daniel R. Ouzts

            *             Director
------------------------
Robert W. Trause

            *             Director
------------------------
Alexander Bienenstock

            *             Director
------------------------
Peter D. Fischbein

* Thomas K. Langbein, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this post-effective amendment no. 1 to the registration statement on behalf of the above officer and directors pursuant to the powers of attorney filed with the Securities and Exchange Commission.

                                           /s/ Thomas K. Langbein
September 2, 2008                      By: -------------------------------
                                          Thomas K. Langbein,
                                            Attorney-in-Fact